FOR IMMEDIATE RELEASE:
April 30, 1999


         Morgantown, WV -- Anker Coal Group, Inc. announced that effective May 1, 1999, William D. Kilgore has been named Chairman and Chief Executive Officer of the Company. Bruce Sparks, President of the Company, said "Mr. Kilgore has been an executive in the coal industry for 42 years and brings a tremendous amount of experience to our Company. I look forward to working with him as we implement the Company's business plan".

         Anker Coal Group, Inc. also announced today that it paid the semi-annual interest payment due April 1, 1999 under the Company's outstanding 9-3/4% senior unsecured notes.